UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

HATTERAS CORE ALTERNATIVES TEI FUND, L.P.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐ Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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HATTERAS FUNDS “In Favor” Adjournment Script (FIRST NOTIFICATION OF ADJOURNMENT)

Good (morning, afternoon, evening), my name is (AGENT’S FULL NAME).

May I please speak (SHAREHOLDER’S FULL NAME)?

(Re-Greet If Necessary)

The reason for my call is to inform you that the Meeting of Shareholders that was to take place January 21, 2014 has been adjourned to February 21, 2014 due to a lack of quorum. At this time we are offering shareholders the convenience of casting their proxy votes by phone.

The Board has recommended a vote “In Favor” of all proposals.

(Pause for response)

How would you like to vote?

(Pause For Response)

(Review Voting Options with Shareholder If Necessary)

If we come across any additional accounts you own with the Hatteras Funds before the meeting takes place, would you like to vote those accounts in the same manner as well?

(Pause For Response)

*Confirmation — I am recording your (Recap Voting Instructions).

For confirmation purposes:

•                  Please state your full name. (Pause)

•                  According to our records, you reside in (city, state, zip code). (Pause)

•                  To ensure that we have the correct address for the written confirmation, please state your street address. (Pause)

Thank you. You will receive written confirmation of your voting instructions within 3 to 5 business days. Once you receive your confirmation, if you have any questions, feel free to contact us at the toll free number listed on the confirmation. Mr. /Ms.               , your vote is important and your time is greatly appreciated. Thank you and have a good (morning, afternoon, evening.)

What is the meeting about or what are the issues?

To facilitate management of each Fund’s assets, investors are being asked to submit voting instructions on behalf of their shares approving new advisory agreements for their respective Fund(s) and to elect nominees to the Board so that each Hatteras Fund will be overseen by the same Board Members.

If Section 1-dp Indicated - Continue:

Some Investors in the Hatteras Alternative Mutual Funds trust are also being asked to approve a distribution plan under Rule 12b-1 applicable to certain classes of shares.

(Proceed)

The Board is recommending a vote “In Favor” on all proposals.

How would you like to vote?

(Pause For Response)

IF SHAREHOLDER STATES: “WHAT ARE THE PROPOSALS?” OR IS ANGRY OVER NOT HAVING DETAILED REVIEW

I apologize. I would be happy to review the meeting proposals with you specifically.

•        REVIEW DETAILED PROPOSALS FROM PAVLOV

FOR INTERNAL DISTRIBUTION ONLY	Updated 1-1-14

HATTERAS FUNDS “Any Vote” Adjournment Script (FIRST NOTIFICATION OF ADJOURNMENT)

Good (morning, afternoon, evening), my name is (AGENT’S FULL NAME).

May I please speak (SHAREHOLDER’S FULL NAME)?

(Re-Greet If Necessary)

The reason for my call is to inform you that the Meeting of Shareholders that was to take place January 21, 2014 has been adjourned to February 21, 2014 due to a lack of shareholder participation. At this time we are offering shareholders the convenience of casting their proxy votes by phone.

The Board has recommended a vote “In Favor” of all proposals.

(Pause for response)

Would you like to vote In Favor, Against or Abstain?

(Pause For Response)

(Review Voting Options with Shareholder If Necessary)

If we come across any additional accounts you own with the Hatteras Funds before the meeting takes place, would you like to vote those accounts in the same manner as well?

(Pause For Response)

*Confirmation — I am recording your (Recap Voting Instructions).

For confirmation purposes:

•                  Please state your full name. (Pause)

•                  According to our records, you reside in (city, state, zip code). (Pause)

•                  To ensure that we have the correct address for the written confirmation, please state your street address. (Pause)

Thank you. You will receive written confirmation of your voting instructions within 3 to 5 business days. Once you receive your confirmation, if you have any questions, feel free to contact us at the toll free number listed on the confirmation. Mr. /Ms.               , your vote is important and your time is greatly appreciated. Thank you and have a good (morning, afternoon, evening.)

What is the meeting about or what are the issues?

To facilitate management of each Fund’s assets, investors are being asked to submit voting instructions on behalf of their shares approving new advisory agreements for their respective Fund(s) and to elect nominees to the Board so that each Hatteras Fund will be overseen by the same Board Members.

If Section 1-dp Indicated - Continue:

Some Investors in the Hatteras Alternative Mutual Funds trust are also being asked to approve a distribution plan under Rule 12b-1 applicable to certain classes of shares.

(Proceed)

The Board is recommending a vote “In Favor” on all proposals.

Would you like to vote In Favor, Against or Abstain?

(Pause For Response)

IF SHAREHOLDER STATES: “WHAT ARE THE PROPOSALS?” OR IS ANGRY OVER NOT HAVING DETAILED REVIEW

I apologize. I would be happy to review the meeting proposals with you specifically.

•        REVIEW DETAILED PROPOSALS FROM PAVLOV

FOR INTERNAL DISTRIBUTION ONLY	Updated 1-1-14